STEELCLOUD, INC.
REVOLVING LINE OF CREDIT PROMISSORY NOTE

$150,000.00	Herndon, Virginia	November 3, 2009

     FOR VALUE RECEIVED, the undersigned SteelCloud, Inc., a Virginia corporation ("Borrower"), promises to pay to Caledonia Capital Corporation, a Delaware corporation ("Lender" and, together with Borrower hereinafter collectively referred to as "Parties"), the principal sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00), or so much thereof as may from time to time be advanced, together with interest accrued on the unpaid principal balance hereof as set forth below.

1.           Interest Rate; Payments.  Commencing on the date hereof and continuing until this Note is paid in full, the unpaid principal amount from time to time outstanding under this Note shall accrue interest at a rate of interest equal to fifteen percent per annum (15%) (the “Contract Rate”).  Accrued interest under this Note shall be payable in monthly installments commencing thirty (30) days after the date hereof and continuing on the same day of each successive calendar month thereafter until this Note has been paid in full.    Interest shall be calculated on a daily based on the principal amount outstanding and unpaid on each day.  All interest calculations under this Note shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed

2.           Payment of Principal.  If not sooner paid, the entire principal balance remaining unpaid, together with interest accrued and unpaid thereon and all other sums due hereunder, shall be due and payable in full upon the earlier to occur of (a) March 31, 2010 (the “ Maturity Date”), or (b) the date that the Borrower shall have raised a total of not less than $1,000,000 in New Equity Capital (defined below) from one or more investors (“Capitalization Date”).  For the purposes of this clause, New Equity Capital shall be defined as capital invested in the equity of the Borrower accompanied by the issuance by Borrower of shares of stock which were not trading in the public markets prior to the date of this Note.  This Note may be prepaid in whole or in part at any time without penalty or premium.  Each payment by Borrower to Lender on this Note shall be applied first to costs, if any, pursuant to Section 8 hereof and then applied to any accrued interest, and then any remaining portion of the payment after such applications shall be applied to reduction of outstanding principal balance of this Note.  All payments made under this Note shall be made to the Lender at 19441 Golf Vista Plaza, Suite 360, Leesburg, VA  20176, or at such other address as the Lender may direct by notice to Borrower.  Payments shall be deemed made upon receipt.

3.           Revolving Note.  This Note is a "revolving line of credit" note.  Principal advances may be made, from time to time, by Lender up to the principal amount of this Note, and principal payments may be made, from time to time, by Borrower to reduce the principal balance owing pursuant to this Note.  In no event shall any principal advance be made after the Maturity Date.  The initial advance shall be $60,000 and shall be advanced upon execution of this Note and the Agreement referenced in Section 4 by Borrower.  All advances and all payments made on account of principal shall be endorsed by the holder on the attached schedule to this Note (“Schedule A”).

     4.   Line of Credit Agreement.  This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of Line of Credit Agreement (the "Agreement") between Borrower and Lender dated the same date as this Note.

     5.   Events of Default.  The outstanding principal and accrued interest hereon shall mature and become automatically due and payable, without notice or demand, upon the occurrence of any of the following Events of Default:

a)	The failure by Borrower to make a payment of any principal or interest on the Note within ten (10) days after the same becomes due and payable;

b)
The failure by Borrower to perform any of its obligations, except the payment of principal and interest, arising under this Note, the Agreement or any other agreement between Borrower and Lender within five (5) days after receipt of written  notice of such failure; or

c)
The filing by or against the Borrower of a voluntary or involuntary proceeding seeking liquidation, reorganization or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Borrower or any substantial part of its property and, in the case of any involuntary proceeding not consented to by Borrower, such proceeding is not dismissed within sixty (60) days of its filing;

d)
If all or a substantial portion of Borrower’s assets become subject to writ of attachment, writ of execution or any other lien, and such writ or lien is not released within twenty (20) calendar days; or

e)	A default shall occur under that certain Secured Promissory Note in the original principal amount of $250,000 from Lender to Borrower dated July 1, 2009.

6.           Remedies.  The following remedies are available to Lender if an Event of Default has occurred under this Note: (a) the outstanding principal and accrued interest under the Note shall mature and become automatically due and payable, without notice or demand; and (b) Lender may exercise any other remedies available to it at law or in equity.

7.           Waiver.  Borrower, sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, subordination, exchange or release of any such security or the release of any parties primarily or secondarily liable hereon, (c) agree that the Lender shall not be required first to institute suit or exhaust its remedies hereon against the Borrower, or other any party liable or to become liable hereon or to enforce its rights against any or all of them or any security with respect to same, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice hereof to any of them.

8.           Collection Fees.  In the event, after default, counsel is employed by the Lender to collect this obligation or to protect the security hereof, Borrower hereby agrees to pay the Lender’s attorney's fees so incurred by Lender whether or not suit be brought, and all other costs and expenses connected with collection.

9.           Records.  Borrower hereby appoints Lender as the authorized agent of Borrower with full authority to record on the Schedule, which is incorporated herein by reference for all purposes, the dates of each transaction, amounts of all principal advances, as well as principal and interest payments, made under this Note, and balance due on the Note.

10.         Notice.  Any notice required to be provided to Borrower hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, telecopy, expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at Borrower's address shown below or at Borrower's most current address on file with Lender.  Any such notice shall be deemed to have been given at the time of personal delivery, or in the case of telecopy, upon receipt, or in the case of delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided herein.  Borrower promises to give Lender prompt notice of any change in Borrower's address.

11.         Miscellaneous.

a.
No failure or delay by Lender in exercising any right, power or privilege under this Note or the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise or any other right, power or privilege.

b.	The captions used in this Note are for convenience only and shall not be deemed to amplify, modify or limit any provision hereof.

c.	Words of any gender used in this Note shall be construed to include any other gender, and words in the singular shall include the plural and vice versa, unless the context otherwise requires.

d.	This Note shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

e.
This Note, together with the Agreement, contains the entire agreement between the Parties with respect to the subject matter hereof and can be altered, amended or modified only by a written instrument executed by both Parties.

f.	This Note may be executed in multiple copies, each of which shall be deemed an original, and all of such copies shall together constitute one and the same instrument.

g.	Time is of the essence in the performance of each obligation, covenant and condition under this Note.

h.	This Note shall be governed by the laws of the Commonwealth of Virginia

12.
Default Interest and Late Fees In the event any installment of principal and/or interest due under this Note is not actually received by the Lender within fifteen (15) days after the date when the same is due, then the Lender shall be entitled to collect a "late charge" in an amount equal to five percent (5.0%) of such installment.  Time shall be of the essence as to each and every provision of this Note.  Any payments of interest and/or principal hereunder, not actually received by the Lender within fifteen (15) days after the date when the same is due, together with the accrued late charges thereon (whether in due course or after acceleration of maturity as herein provided for) and all sums advanced or expended by the holder for the Borrower's account pursuant to any of the loan documents evidencing or securing the loan shall bear interest at the rate of five percent (5%) per annum in excess of the interest rate then in effect hereunder.

13.
Commercial Purpose. The Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or the Borrower is a business or commercial organization.  The Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the loan evidenced by this Note shall be construed for all purposes as a commercial loan.

WITNESS the execution hereof by the Borrower on the date first hereinabove written.

BORROWER:

STEELCLOUD, INC., a Virginia corporation

By:	/s/ Brian Hajost
Brian Hajost, President
SteelCloud, Inc.
13962 Park Center Road
Herndon, VA 20171

SCHEDULE A

Date of Transaction	Advance Amount	Interest Payments	Principal Payment

November 4, 2009	$60,000